Filed Pursuant to Rule 424(b)(5)

Registration No. 333-192437

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)(2)
Common stock, par value $1.00	$200,000,000	$25,760

(1)	Pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”), the filing fee was based on the maximum aggregate offering price and calculated in accordance with Rule 457(r) of the Securities Act.
(2)	This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table included in the registrant’s Registration Statement on Form S-3 (Registration No. 333-192437).

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 20, 2013)

$200,000,000

ARTHUR J. GALLAGHER & CO.

Common Stock

We have entered into an equity distribution agreement, dated November 20, 2013, with Morgan Stanley & Co. LLC, or Morgan Stanley, for the offer and sale from time to time of shares of our common stock, par value $1.00 per share, having an aggregate gross sales price of up to $200,000,000, offered by this prospectus supplement and accompanying prospectus.

In accordance with the terms of the equity distribution agreement, we may offer and sell shares of our common stock at any time and from time to time through Morgan Stanley, which we refer to as our sales agent. Sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange, or the NYSE, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, in block transactions, or as otherwise agreed upon by us and our sales agent.

We will pay our sales agent a commission that will not exceed, but may be lower than, 2.0% of the gross sales price per share of our common stock sold through it as our sales agent pursuant to the equity distribution agreement. The net proceeds we receive from the sale of our common stock in this offering will be the gross proceeds received from such sales less the commission paid to our sales agent and any other costs we may incur in issuing the common stock. See “Plan of Distribution” in this prospectus supplement for further information.

Our sales agent is not required to sell any specific number or dollar amount of shares of our common stock. Subject to the terms and conditions of the equity distribution agreement, Morgan Stanley will use its commercially reasonable efforts, as our agent, to sell on our behalf any common stock to be offered, as instructed by us. The offering of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all of the shares of our common stock subject to the equity distribution agreement and (2) the termination of the equity distribution agreement by us, by our sales agent, or by its terms, as applicable.

Our common stock is listed on the NYSE under the symbol “AJG.” The closing price of our common stock on the NYSE on November 19, 2013 was $47.24 per share.

Investing in our common stock involves risks that are described under the caption “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and our subsequent periodic reports, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

MORGAN STANLEY

The date of this prospectus supplement is November 20, 2013

PROSPECTUS SUPPLEMENT

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	S-ii

PROSPECTUS SUPPLEMENT SUMMARY	S-1

THE OFFERING	S-2

PRICE RANGE OF OUR COMMON STOCK AND DIVIDENDS	S-3

PLAN OF DISTRIBUTION	S-4

EXPENSES	S-5

LEGAL MATTERS	S-5

PROSPECTUS

This document is comprised of two parts. The first part is the prospectus supplement, which describes the terms of this offering and adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information contained in this prospectus supplement.

You should read this document together with the additional information described under the heading “Where You Can Find More Information” in the accompanying prospectus. We have not, and our sales agent has not, authorized anyone to provide additional information or information different from that contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation.

Neither the delivery of this prospectus supplement nor the sale of shares of our common stock means that information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus is correct after their respective dates.

S-i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents they incorporate by reference, contain certain statements related to future results, or state our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events. They use words such as “anticipate,” “believe,” “estimate,” “expect,” “contemplate,” “forecast,” “project,” “intend,” “plan,” “potential,” and other similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “see,” “should,” “will” and “would.” Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. For example, we may use forward-looking statements when addressing topics such as: market and industry conditions, including competitive and pricing trends; acquisition strategy; the expected impact of acquisitions and dispositions; the development and performance of our services and products; changes in the composition or level of our revenues or earnings; our cost structure and the outcome of cost-saving or restructuring initiatives; the outcome of contingencies; dividend policy; pension obligations; cash flow and liquidity; capital structure and financial losses; future actions by regulators; the impact of changes in accounting rules; financial markets; interest rates; foreign exchange rates; matters relating to our operations; income taxes; and expectations regarding our investments, including our clean energy investments. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors.

Many factors could affect our actual results, and variances from our current expectations regarding such factors could cause actual results to differ materially from those expressed in our forward-looking statements. Potential factors that could impact results include:

•	The volatility of or declines in premiums or other adverse trends in the insurance industry;

•	An economic downturn, including one caused by the U.S. government shutdown and potential default, as well as uncertainty regarding the European debt crisis and market perceptions concerning the instability of the Euro;

•	The competitive pressures in each of our businesses;

•	The risks that could negatively affect the success of our acquisition strategy, including continuing consolidation in our industry, which could make it more difficult to identify targets and could make them more expensive, execution risks, integration risks, the risk of post-acquisition deterioration leading to intangible asset impairment charges, and the risk we could incur or assume unanticipated regulatory liabilities such as those relating to violations of anti-corruption and sanctions laws;

•	Our failure to attract and retain experienced and qualified personnel;

•	The risks arising from our growing international operations, including the risks posed by political and economic uncertainty in certain countries, risks related to maintaining regulatory and legal compliance across multiple jurisdictions (such as those relating to violations of anti-corruption, sanctions and privacy laws), and risks arising from the complexity of managing businesses across different time zones, geographies, cultures and legal regimes;

•	The risks particular to our risk management segment;

•	The lower level of predictability inherent in contingent and supplemental commissions versus standard commissions;

•	Sustained increases in the cost of employee benefits;

•	Our failure to apply technology effectively in driving value for our clients through technology-based solutions or our failure to gain internal efficiencies and effective internal controls through the application of technology and related tools;

•	Our inability to recover successfully should we experience a disaster, material cybersecurity attack or other significant disruption to business continuity;

•	Our failure to comply with regulatory requirements, including those related to international sanctions, or a change in regulations that adversely affects our operations;

S-ii

•	Violations by us of the U.S. Foreign Corrupt Practices Act, the UK Bribery Act 2010 or other anti-corruption laws;

•	Our failure to adapt our services to changes resulting from the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act;

•	Unfavorable determinations related to contingencies and legal proceedings;

•	Our improper disclosure of personal data;

•	Significant changes in foreign exchange rates;

•	Changes in our accounting estimates and assumptions;

•	The risks related to our clean energy investments, including the risk of environmental and product liability claims and environmental compliance costs;

•	The disallowance of tax credits under Section 29 or 45 of the Internal Revenue Code of 1986, as amended;

•	The risks related to losses on other investments held by our corporate segment;

•	The restrictions and limitations in the agreements and instruments governing our debt;

•	The risk of share ownership dilution when we issue common stock as consideration for acquisitions; and

•	The volatility of the price of our common stock.

A detailed discussion of the factors that could cause actual results to differ materially from our published expectations is contained under the heading “Risk Factors” in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and any reports we file with the SEC in the future, which are incorporated by reference into this prospectus supplement.

Any or all of our forward-looking statements may turn out to be inaccurate, and there are no guarantees about our performance. The factors identified above are not exhaustive. We operate in a dynamic business environment in which new risks may emerge frequently. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus, which speak only as of the date of this prospectus supplement. Except as required by law, we expressly disclaim any obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. It may not contain all of the information that is important to you. Before making a decision to invest in our common stock, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and in our subsequent periodic reports, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. All references to “we,” “our” and “us” in this prospectus supplement mean Arthur J. Gallagher & Co. and all entities owned by us except where it is made clear that the term means only the parent company. The term “you” refers to a prospective investor.

The Company

We are engaged in providing insurance brokerage and third-party claims settlement and administration services to entities in the United States and abroad. We believe that our major strength is our ability to deliver comprehensively structured insurance and risk management services to our clients. Our brokers, agents and administrators act as intermediaries between insurers and their customers and we do not assume underwriting risks.

Since our founding in 1927, we have grown from a one-person agency to the world’s fourth largest insurance broker based on revenues, according to Business Insurance magazine’s July 2013 edition, and the world’s second largest property/casualty third-party claims administrator, according to Business Insurance magazine’s April 2013 edition. We generate approximately 80% of our revenues domestically, with the remaining 20% derived primarily from operations in Australia, Bermuda, Canada, the Caribbean, Singapore, New Zealand and the United Kingdom, based on revenues during the nine-month period ended September 30, 2013.

Shares of our common stock are traded on the New York Stock Exchange under the symbol “AJG,” and we had a market capitalization at September 30, 2013 of approximately $5.7 billion. We were reincorporated as a Delaware corporation in 1972.

We have three reporting segments: brokerage, risk management and corporate, which contributed approximately 73%, 22% and 5%, respectively, to 2012 revenues, and 68%, 20% and 12%, respectively, to revenues during the nine-month period ended September 30, 2013.

Corporate Information

Our principal executive offices are located at Two Pierce Place, Itasca, Illinois 60143-3141. Our telephone number is (630) 773-3800. Our website is http://www.ajg.com. The contents of our website are not a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

The following summary contains basic information about this offering. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, and a description of our common stock, we encourage you to read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, respectively. See “Incorporation of Certain Information by Reference” in the accompanying prospectus.

Issuer	Arthur J. Gallagher & Co.

Common Stock Outstanding as of the date of this Prospectus Supplement	132,436,836 shares

Common Stock Offered by us	Shares of our common stock having an aggregate gross sales price of up to $200,000,000, or 4,233,700 shares of common stock based on an assumed offering price of $47.24 per share, which was the closing price of our common stock on the NYSE on November 19, 2013. The actual number of shares of our common stock that will be sold will depend upon the market price of our common stock at the time of each sale.

Use of Proceeds	We intend to use the net proceeds from this offering, after deducting commissions and estimated offering expenses, for general corporate purposes, including future acquisitions.

Risk Factors	See “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and our subsequent periodic reports, and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider before deciding to invest in our common stock.

Listing	Our common stock is listed on the NYSE under the symbol “AJG.”

PRICE RANGE OF OUR COMMON STOCK AND DIVIDENDS

Our common stock is listed on the New York Stock Exchange, trading under the symbol “AJG.” The following table sets forth information as to the price range of our common stock for the period of time from January 1, 2011 through September 30, 2013 and the dividends declared per common share for such period. The table reflects the range of high and low sales prices per share as reported on the New York Stock Exchange composite listing.

Quarterly Periods	High	Low	Dividends Declared Per Common Share
2013
First	$41.31	$34.97	$.35
Second	45.87	40.51	.35
Third	45.89	41.11	.35
2012
First	$36.33	$32.01	$.34
Second	38.24	33.75	.34
Third	37.56	34.46	.34
Fourth	36.99	34.20	.34
2011
First	$31.92	$28.40	$.33
Second	31.22	27.68	.33
Third	29.13	24.29	.33
Fourth	33.99	25.27	.33

On November 19, 2013, the closing price of our common stock was $47.24 per share. As of such date, there were approximately 1,000 holders of record of our common stock.

Dividend Policy

Our board of directors determines our dividend policy. Our board of directors declares dividends on a quarterly basis after considering our available cash from earnings, our anticipated cash needs and current conditions in the economy and financial markets.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with our sales agent, Morgan Stanley, under which we may, from time to time, offer and sell shares of our common stock, par value $1.00 per share, having an aggregate gross sales price of up to $200,000,000.

Sales of the shares of our common stock through Morgan Stanley, if any, will be made by means of ordinary brokers’ transactions on the NYSE at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices, in block transactions, or as otherwise agreed upon by us and Morgan Stanley. As our sales agent, Morgan Stanley will not engage in any transactions that stabilize the price of our common stock.

Subject to the terms and conditions of the equity distribution agreement, Morgan Stanley will use its commercially reasonable efforts to sell, as our sales agent, the shares of common stock offered hereby, from time to time, based upon instructions from us (including any price, time or size limits or other customary parameters or conditions we may impose). Either we or Morgan Stanley may suspend the offering of shares of our common stock pursuant to the equity distribution agreement by notifying the other. Our sales agent is not required to sell any specific number or dollar amount of shares of our common stock.

For its services as sales agent, we will pay to Morgan Stanley a commission that will not exceed, but may be lower than, 2.0% of the gross sales price per share of our common stock that it sells pursuant to the equity distribution agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares. We have agreed to reimburse our sales agent for certain of its legal expenses in certain circumstances. We estimate that the total expenses associated with the commencement of the offering payable by us, excluding compensation payable to our sales agent under the equity distribution agreement, will be approximately $133,760.

Our sales agent will provide written confirmation to us following the close of trading on the NYSE on each day in which shares of our common stock are sold by it on our behalf under the equity distribution agreement. Each confirmation will include the number of shares sold on that day, the gross offering proceeds received from such sales, the volume weighted average price for all sales of the common stock and the compensation payable by us to our sales agent.

Settlement for sales of our common stock will occur on the third business day following the date on which any sales were made, or such earlier day as is industry practice for regular-way trading, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will deliver to the NYSE copies of this prospectus supplement pursuant to the rules of the NYSE. We will report at least quarterly the aggregate number of shares of common stock sold through our sales agent under the equity distribution agreement, the net proceeds to us and the compensation paid by us to our sales agent in connection with the sales of our common stock.

In connection with the sale of the common stock on our behalf, our sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and the compensation paid to Morgan Stanley may be deemed to be underwriting commissions or discounts. We have agreed in the equity distribution agreement to provide indemnification and contribution to Morgan Stanley against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all of the shares of our common stock subject to the equity distribution agreement and (2) the termination of the equity distribution agreement by us, by Morgan Stanley or by its terms, as applicable.

Morgan Stanley and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Morgan Stanley and its affiliates may, from time to time, perform various financial advisory, financing and investment banking services for us, for which they will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, Morgan Stanley and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. Morgan Stanley and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the shares of common stock being registered under the registration statement of which this prospectus supplement forms a part, all of which will be paid by us:

Securities and Exchange Commission filing fee	$25,760
Accounting fees and expenses	25,000
Legal fees and expenses*	80,000
Printing fees	3,000
Miscellaneous	—

Total expenses	$133,760

*	Pursuant to the equity distribution agreement, we may be required to pay the expenses of Morgan Stanley, up to $100,000, if we terminate the agreement prior to, or reach, March 31, 2015 without having sold $100,000,000 of our common stock under the agreement.

LEGAL MATTERS

The validity of our common stock being offered by this prospectus supplement and the accompanying prospectus have been passed upon for us by Seth Diehl, Esq., our Senior Counsel–Corporate and Securities. Certain legal matters in connection with this offering will be passed upon for us by Harter Secrest & Emery LLP, Rochester, New York and for our sales agent by Milbank, Tweed, Hadley & McCloy LLP, New York, New York.

PROSPECTUS

ARTHUR J. GALLAGHER & CO.

Common Stock

This prospectus relates to shares of our common stock that we may offer and sell from time to time. We may also use this prospectus from time to time to register shares of our common stock that may be offered and sold by selling stockholders.

Each time we sell shares of our common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell our common stock without a prospectus supplement describing the method and terms of the offering. You should read this prospectus and any prospectus supplement together with the information described under the heading “Incorporation of Certain Information by Reference” before you make your investment decision.

We may sell our common stock on a continuous or delayed basis directly, through agents or underwriters designated from time to time or through a combination of these methods. For additional information on the method of sale, you should refer to the section of this prospectus entitled “Plan of Distribution” on page 4. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of our common stock. If any agents, dealers or underwriters are involved in the sale of our common stock, the applicable prospectus supplement will set forth the names and any applicable commissions or discounts.

Our common stock is traded on the New York Stock Exchange under the symbol “AJG.” On November 19, 2013, the closing price of our common stock was $47.24 per share.

Investing in our common stock involves risk. You should carefully read the information included and incorporated by reference into this prospectus for a discussion of the factors you should carefully consider in determining whether to invest in our common stock, including the discussion of risks described under “Risk Factors ” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 20, 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC. Under the shelf registration process, we may from time to time, offer and sell shares of our common stock or use this prospectus to register shares of our common stock that may be offered and sold by selling stockholders from time to time. This prospectus provides a general description of the common stock that we may offer and sell and that may be offered and sold by selling stockholders. Each time we offer and sell our common stock, we will provide a prospectus supplement containing specific information about the terms of the common stock being offered and the manner in which it may be offered. We may add, update or change the information contained in this prospectus by means of one or more prospectus supplements. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. Before investing in our common stock, both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” should be carefully reviewed.

ARTHUR J. GALLAGHER & CO.

We are engaged in providing insurance brokerage and third-party claims settlement and administration services to entities in the United States and abroad. We believe that our major strength is our ability to deliver comprehensively structured insurance and risk management services to our clients. Our brokers, agents and administrators act as intermediaries between insurers and their customers and we do not assume underwriting risks.

Since our founding in 1927, we have grown from a one-person agency to the world’s fourth largest insurance broker based on revenues, according to Business Insurance magazine’s July 2013 edition, and the world’s second largest property/casualty third-party claims administrator, according to Business Insurance magazine’s April 2013 edition. We generate approximately 80% of our revenues domestically, with the remaining 20% derived primarily from operations in Australia, Bermuda, Canada, the Caribbean, Singapore, New Zealand and the United Kingdom, based on revenues during the nine-month period ended September 30, 2013.

Shares of our common stock are traded on the New York Stock Exchange under the symbol “AJG,” and we had a market capitalization at September 30, 2013 of approximately $5.7 billion. We were reincorporated as a Delaware corporation in 1972. Our executive offices are located at Two Pierce Place, Itasca, Illinois 60143-3141, and our telephone number is (630) 773-3800.

We have three reporting segments: brokerage, risk management and corporate, which contributed approximately 73%, 22% and 5%, respectively, to 2012 revenues, and 68%, 20% and 12%, respectively, to revenues during the nine-month period ended September 30, 2013.

Unless the context otherwise requires, the terms “we,” “our” and “us” refer to both Arthur J. Gallagher  & Co. and its subsidiaries. The term “you” refers to a prospective investor.

RISK FACTORS

Investing in our common stock involves risks. Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference into this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events. They use words such as “anticipate,” “believe,” “estimate,” “expect,” “contemplate,” “forecast,” “project,” “intend,” “plan,” “potential,” and other similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “see,” “should,” “will” and “would.” Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. For example, we may use forward-looking statements when addressing topics such as: market and industry conditions, including competitive and pricing trends; acquisition strategy; the expected impact of acquisitions and dispositions; the development and performance of our services and products; changes in the composition or level of our revenues or earnings; our cost structure and the outcome of cost-saving or restructuring initiatives; the outcome of contingencies; dividend policy; pension obligations; cash flow and liquidity; capital structure and financial losses; future actions by regulators; the impact of changes in accounting rules; financial markets; interest rates; foreign exchange rates; matters relating to our operations; income taxes; and expectations regarding our investments, including our clean energy investments. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors.

Many factors could affect our actual results, and variances from our current expectations regarding such factors could cause actual results to differ materially from those expressed in our forward-looking statements. Potential factors that could impact results include:

•	The volatility of or declines in premiums or other adverse trends in the insurance industry;

•	An economic downturn, including one caused by the U.S. government shutdown and potential default, as well as uncertainty regarding the European debt crisis and market perceptions concerning the instability of the Euro;

•	The competitive pressures in each of our businesses;

•	The risks that could negatively affect the success of our acquisition strategy, including continuing consolidation in our industry, which could make it more difficult to identify targets and could make them more expensive, execution risks, integration risks, the risk of post-acquisition deterioration leading to intangible asset impairment charges, and the risk we could incur or assume unanticipated regulatory liabilities such as those relating to violations of anti-corruption and sanctions laws;

•	Our failure to attract and retain experienced and qualified personnel;

•	The risks arising from our growing international operations, including the risks posed by political and economic uncertainty in certain countries, risks related to maintaining regulatory and legal compliance across multiple jurisdictions (such as those relating to violations of anti-corruption, sanctions and privacy laws), and risks arising from the complexity of managing businesses across different time zones, geographies, cultures and legal regimes;

•	The risks particular to our risk management segment;

•	The lower level of predictability inherent in contingent and supplemental commissions versus standard commissions;

•	Sustained increases in the cost of employee benefits;

•	Our failure to apply technology effectively in driving value for our clients through technology-based solutions or our failure to gain internal efficiencies and effective internal controls through the application of technology and related tools;

•	Our inability to recover successfully should we experience a disaster, material cybersecurity attack or other significant disruption to business continuity;

•	Our failure to comply with regulatory requirements, including those related to international sanctions, or a change in regulations that adversely affects our operations;

•	Violations by us of the U.S. Foreign Corrupt Practices Act, the UK Bribery Act 2010 or other anti-corruption laws;

•	Our failure to adapt our services to changes resulting from the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act;

•	Unfavorable determinations related to contingencies and legal proceedings;

•	Our improper disclosure of personal data;

•	Significant changes in foreign exchange rates;

•	Changes in our accounting estimates and assumptions;

•	The risks related to our clean energy investments, including the risk of environmental and product liability claims and environmental compliance costs;

•	The disallowance of tax credits under Section 29 or 45 of the Internal Revenue Code of 1986, as amended;

•	The risks related to losses on other investments held by our corporate segment;

•	The restrictions and limitations in the agreements and instruments governing our debt;

•	The risk of share ownership dilution when we issue common stock as consideration for acquisitions; and

•	The volatility of the price of our common stock.

A detailed discussion of the factors that could cause actual results to differ materially from our published expectations is contained under the heading “Risk Factors” above and in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and any reports we file with the SEC in the future, which are incorporated by reference into this prospectus.

Any or all of our forward-looking statements may turn out to be inaccurate, and there are no guarantees about our performance. The factors identified above are not exhaustive. We operate in a dynamic business environment in which new risks may emerge frequently. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus, which speak only as of the date of this prospectus. Except as required by law, we expressly disclaim any obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of our common stock will be used by us for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. We will not receive any proceeds from the sale of common stock offered for sale in connection with this prospectus by selling stockholders. The selling stockholders will receive all of the net proceeds from those sales.

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act, which are incorporated by reference herein.

PLAN OF DISTRIBUTION

The shares of our common stock covered by this prospectus may be offered for resale from time to time by selling stockholders that received such common stock from us or one of our subsidiaries, in transactions not registered under the Securities Act of 1933, as amended, which we refer to as the Securities Act. With our consent, and if we file an applicable prospectus supplement with the SEC, this prospectus may be used by selling stockholders described in such prospectus supplement who may wish to sell such shares of common stock. As used in this prospectus, “selling stockholders” may include donees and pledgees selling common stock received from a named selling stockholder. We may limit our consent to a specified time period and subject our consent to certain limitations and conditions, which may vary by agreement.

The shares of our common stock being offered by this prospectus may be sold by us or by a selling stockholder:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us or a selling stockholder to purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of our common stock may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where our common stock may be traded. Our common stock may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling our common stock. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of our common stock. Dealers and agents participating in the distribution of our common stock may be deemed underwriters, and compensation received by them on resale of our common stock may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may, from time to time, solicit offers to purchase our common stock. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of our common stock and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment and pursuant to a written agreement with us. Any agent selling our common stock covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of our common stock.

We may make sales of our common stock to or through one or more underwriters, dealers or agents in at-the-market offerings and will do so pursuant to the terms of a distribution agreement between the underwriters, dealers or agents and us. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters, dealers or agents, which may act on an agency basis or on a principal basis. During the term of any such distribution agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters, dealers or agent. The distribution agreement may provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding net proceeds to us or commissions to be paid are impossible to determine and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters, dealers or agents may agree to solicit offers to purchase, blocks of our common stock. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. To the extent that any named underwriter, dealer or agent acts as principal pursuant to the terms of a distribution agreement, or if we offer to sell shares of our common stock through another dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of our common stock. We will describe any such activities in the prospectus supplement relating to the transaction. To the extent that any named dealer or agent acts as agent on a best efforts basis pursuant to the terms of a distribution agreement, such dealer or agent will not engage in any such stabilization transactions.

If underwriters are used in a sale, our common stock will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Our common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of our common stock, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of our common stock, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus and the applicable prospectus supplement will be used by the underwriters to resell our common stock.

If a dealer is used in the sale of our common stock, we, a selling stockholder, or an underwriter will sell our common stock to the dealer, as principal. The dealer may then resell our common stock to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling stockholder may directly solicit offers to purchase our common stock and we or a selling stockholder may make sales of our common stock directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of our common stock. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements that may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, creditors of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business or be holders of our outstanding debt.

Under the securities laws of some states, our common stock offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Act, Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, we will describe them in the applicable prospectus supplement.

TAXATION

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF SHARES OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER UNITED STATES FEDERAL TAX LAWS.

The following is a summary of certain material United States federal income tax consequences to you of the acquisition, ownership and disposition of shares of our common stock. This discussion is not a complete analysis of all of the potential United States federal income tax consequences relating thereto, and, except as otherwise specifically provided herein, it does not address any estate and gift tax consequences or any tax consequences arising under any state, local or foreign tax laws, or any other United States federal tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”) all as in effect as of the date of this prospectus. These authorities may change, possibly retroactively, resulting in United States federal income tax consequences different from those discussed below.

The discussion does not cover all aspects of U.S. federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of shares of our common stock by particular investors, and does not address state, local or non-U.S. tax laws, or any aspect of U.S. federal tax law other than income taxation (such as the estate and gift tax). In particular, this summary does not discuss all of the tax considerations that may be relevant to certain types of investors subject to special treatment under the U.S. federal income tax laws (such as financial institutions, insurance companies, investors liable for the alternative minimum tax, regulated investment companies, real estate investment trusts, individual retirement accounts and other tax-deferred accounts, tax-exempt organizations, partnerships and other pass-through entities, dealers or traders in securities or currencies, investors that will hold the common stock as part of straddles, hedging transactions, conversion transactions or other integrated transactions for U.S. federal income tax purposes or investors whose functional currency is not the U.S. dollar). This discussion is limited to holders who purchase shares of our common stock pursuant to this prospectus and who hold the shares of our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).

If a partnership (or other entity taxed as a partnership for United States federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, upon the activities of the partnership, and upon certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the specific United States federal income tax consequences to them.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of shares of our common stock who, for United States federal income tax purposes, is (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any state or in the District of Columbia; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; or (iv) a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if the trust has a valid election in place to be treated as a United States person.

A “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. Holder” nor an entity treated as a partnership for United States federal income tax purposes.

Taxation of U.S. Holders

Distributions on Shares of Our Common Stock. A distribution of cash or other property (other than certain pro rata distributions of our common stock or rights to acquire our common stock) in respect of a share of our common stock owned by a U.S. Holder generally will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of such distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital to the extent of such U.S. Holder’s adjusted tax basis in such share of our common stock, and then as capital gain (which will be treated in the manner described below under “Sale or Other Taxable Dispositions of Shares of Our Common Stock”). In the case of certain non-corporate U.S. Holders, any distribution on our common stock treated as a dividend generally will be eligible for a reduced tax rate so long as certain holding period and other requirements are met. Corporate U.S. Holders may be able to claim a dividends received deduction for a portion of any distribution on our common stock treated as a dividend so long as certain holding period and other requirements are met.

Sale or Other Taxable Dispositions of Shares of Our Common Stock. Upon a sale, exchange or other disposition of our common stock, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on such sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in such common stock. Any gain or loss so recognized on such common stock generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder has held such common stock for more than one year at the time of such sale, exchange or other disposition. Net long-term capital gain of certain non-corporate U.S. Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting. Information reporting will generally apply to non-corporate U.S. Holders with respect to payments of dividends on shares of our common stock and to certain payments of proceeds on the sale or other disposition of shares of our common stock. Certain non-corporate U.S. Holders may be subject to U.S. backup withholding on payments of dividends on shares of our common stock and certain payments of proceeds on the sale or other disposition of shares of our common stock unless the beneficial owner of shares of our common stock furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

U.S. backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a U.S. Holder’s United States federal income tax liability, which may entitle the U.S. Holder to a refund, provided the U.S. Holder timely furnishes the required information to the IRS.

Medicare Tax. A U.S. person that is an individual or estate, or a trust that does not fall into the special classes of trusts that are exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes dividends, and net gains from the disposition of common stock, unless such income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. Holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our common stock.

Taxation of Non-U.S. Holders

Distributions on Shares of Our Common Stock. If we make a distribution of cash or other property (other than certain pro rata distributions of our common stock or rights to acquire our common stock) in respect of a share of our common stock, the distribution generally will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of such distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in such share of our common stock, and then as capital gain (which will be treated in the manner described below under “Sale or Other Taxable Dispositions of Shares of Our Common Stock”). Distributions treated as dividends on our common stock that are paid to or for the account of a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder provides the documentation (generally, IRS Form W-8BEN) required to claim benefits under such tax treaty to the applicable withholding agent.

If, however, a dividend is effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder, such dividend generally will not be subject to the 30% U.S. federal withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax on such dividend in substantially the same manner as a U.S. Holder (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

The foregoing discussion is subject to the discussion below under “Backup Withholding Tax and Information Reporting” and “Additional Withholding Tax Related to Foreign Accounts.”

Sale or Other Taxable Dispositions of Shares of Our Common Stock. A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized on the sale, exchange or other disposition of our common stock unless:

i.	such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, in which event such Non-U.S. Holder generally will be subject to U.S. federal income tax on such gain in substantially the same manner as a U.S. Holder (except as provided by an applicable tax treaty) and, if it is treated as a corporation for U.S. federal income tax purposes, may also be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty);

ii.	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of such sale, exchange or disposition and certain other conditions are met, in which event such gain (net of certain U.S. source losses) generally will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable tax treaty); or

iii.	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (x) the five-year period ending on the date of such sale, exchange or other disposition and (y) such Non-U.S. Holder’s holding period with respect to such common stock, and certain other conditions are met.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We do not believe that we are, and we do not presently anticipate that we will become, a United States real property holding corporation.

The foregoing discussion is subject to the discussion below under “Backup Withholding Tax and Information Reporting” and “Additional Withholding Tax Related to Foreign Accounts.”

Federal Estate Tax Consequences. Common stock held by an individual Non-U.S. Holder at the time of death will be included in such holder’s gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding Tax and Information Reporting. We must report annually to each Non-U.S. Holder of shares of our common stock and to the IRS the amount of payments on the shares of our common stock paid to such Non-U.S. Holder and the amount of any tax withheld with respect to those payments. These information reporting requirements apply even if no withholding was required because the payments were effectively connected with the Non-U.S. Holder’s conduct of a United States trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides or is established. Backup withholding, however, generally will not apply to distribution payments to a Non-U.S. Holder of shares of our common stock provided the Non-U.S. Holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax Relating to Foreign Accounts. The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% withholding tax on certain payments (including dividends as well as gross proceeds from sales of stock giving rise to such dividends) made to a foreign entity if such entity fails to satisfy certain new disclosure and reporting rules. FATCA will apply unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. The United States Department of the Treasury is also in the process of signing Intergovernmental Agreements with other countries to implement the exchange of information required under FATCA, and foreign financial institutions located in jurisdictions that enter into such an Intergovernmental Agreement with the United States may be subject to different rules.

Under the applicable Treasury Regulations and a recent IRS Notice, withholding under FATCA generally will apply to payments of dividends on our common stock made on or after July 1, 2014 and to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2017. Investors that invest in us through an account maintained at a non-U.S. financial institution are strongly encouraged to consult with their own tax advisors regarding the potential application and impact of FATCA and any Intergovernmental Agreement between the United States and their home jurisdiction in connection with FATCA compliance.

LEGAL MATTERS

Seth Diehl, Esq., our Senior Counsel–Corporate and Securities, has issued an opinion with respect to the validity of the securities being offered by this prospectus. We have filed the opinion as an exhibit to the registration statement of which this prospectus is a part.

EXPERTS

The consolidated financial statements of Arthur J. Gallagher & Co. (“Gallagher”) appearing in Gallagher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (including the schedule appearing therein), and the effectiveness of Gallagher’s internal control over financial reporting as of December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited consolidated interim financial information of Gallagher for the three-month periods ended March 31, 2013 and March 31, 2012, the three-month and six-month periods ended June 30, 2013 and June 30, 2012, and the three-month and nine-month periods ended September 30, 2013 and September 30, 2012, incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 1, 2013, July 31, 2013 and October 30, 2013, included in Gallagher’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, respectively, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access and read our SEC filings, including the complete registration statement and all of the exhibits to it, through the SEC’s website located at http://www.sec.gov. This site contains reports and other information that we file electronically with the SEC. The registration statement and other reports or information can be inspected, and copies may be obtained, at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, DC 20549. Information on the operation of the Public Reference Room of the SEC may be obtained by calling the SEC at 1-800-SEC-0330.

We have filed a registration statement, of which this prospectus is a part, and related exhibits with the SEC under the Securities Act. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common stock, we refer you to the registration statement and its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other documents are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. You may inspect the registration statement and exhibits without charge at the SEC’s Public Reference Room or at the SEC’s web site listed above, and you may obtain copies from the SEC at prescribed rates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

We incorporate information into this prospectus by reference, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the date this offering is terminated or we issue all of the shares of common stock under this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on February 8, 2013 (including the portions of our proxy statement for our 2013 annual meeting of stockholders incorporated by reference therein).

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 filed on May 1, 2013, July 31, 2013 and October 30, 2013, respectively.

•	Our Current Reports on Form 8-K filed on January 7, 2013, March 15, 2013, May 15, 2013, June 17, 2013, July 26, 2013, August 13, 2013, September 6, 2013, September 20, 2013 and November 14, 2013.

•	The description of our common stock contained in our Registration Statement on Form S-4 (Registration No. 333-188651), filed on May 16, 2013.

Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit.

Information in this prospectus supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

You may request orally or in writing, and we will provide you with, a copy of these filings, at no cost, by calling us at (630) 773-3800 or by writing to us at the following address:

General Counsel

Arthur J. Gallagher & Co.

Two Pierce Place

Itasca, Illinois 60143-3141

These filings and reports can also be found on our website, located at http://www.ajg.com, by following the links to “Investor Relations” and “SEC Filings.”

The information contained on our website does not constitute a part of this prospectus.

$200,000,000

Common Stock

PROSPECTUS SUPPLEMENT

MORGAN STANLEY

November 20, 2013